UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2023

MOBIV ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Delaware	001-41464	87-4345206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (302) 738-6680

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share, and one warrant to acquire one share of Class A common stock	MOBVU	The Nasdaq Stock Market LLC
Class A common stock included as part of the Units	MOBV	The Nasdaq Stock Market LLC
Warrants included as part of the Units	MOBVW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 27, 2023, Mobiv Acquisition Corp. (the “Company”) entered into that certain Amendment No. 1 (the “Amendment”) to the Underwriting Agreement, dated August 23, 2022 (the “Underwriting Agreement”) with EF Hutton, a Division of Benchmark Investments, Inc. (“EF Hutton”).

Pursuant to the terms of the Amendment, EF Hutton and the Company have agreed to amend the Underwriting Agreement to replace EF Hutton’s existing right of first refusal under the Underwriting Agreement with a right of participation, for the period commencing on date of the closing of a business combination until the six (6) month anniversary thereof, as an investment banker, joint book-runner, and/or placement agent for no less than thirty percent (30%) of the total economics for each and every domestic U.S. public and private equity and equity-linked offering of the Company.

A copy of the Amendment to the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by referenced herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amendment No. 1 to the Underwriting Agreement, dated January 27, 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIV ACQUISITION CORP.

By:	/s/ Peter Bilitsch
Name:	Peter Bilitsch
Title:	Chief Executive Officer

Dated: January 31, 2023